Exhibit 99.1

MOVIE GALLERY RECEIVES FINAL APPROVAL OF

DEBTOR-IN-POSSESSION FINANCING

Court Also Grants Authority to Perform Under Restructuring Agreement

with Sopris Capital Advisors

DOTHAN, Ala., November 14, 2007 — Movie Gallery, Inc. (OTC Pink Sheets: MOVIQ.PK) today announced that the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”), granted final approval of its $150 million debtor-in-possession (DIP) credit facility. The facility is being arranged by Goldman Sachs Credit Partners L.P. The Company previously received interim approval of the DIP credit facility from the Bankruptcy Court on October 16, 2007.

The DIP financing and cash generated from daily operations will be used to continue to pay vendors and employees, as well as provide operational and financial stability as Movie Gallery proceeds with its financial restructuring. The Company is in compliance with all of the terms and conditions of the DIP credit agreement.

Additionally, the Court granted the Company authority to perform under the restructuring agreement with Sopris Capital Advisors LLC (“Sopris”), under which Sopris has agreed to fund a plan of reorganization (the “Proposed Plan”) consistent with the terms set forth in a restructuring term sheet previously filed with the Court. If approved by the Bankruptcy Court and creditors, the Proposed Plan would provide for, among other things, conversion of the Company’s $325 million 11% senior notes and other general unsecured claims into new equity of reorganized Movie Gallery and conversion of approximately $72 million of the Company’s $175 million second lien indebtedness held by Sopris, into equity of reorganized Movie Gallery.

“We are pleased to have received final Court approval of our DIP credit facility agreement,” said Joe Malugen, Movie Gallery’s Chairman, President and Chief Executive Officer. “Our DIP financing allows us to continue providing customers with high-quality entertainment and outstanding service while honoring our obligations to vendors and employees. We are also pleased that we received the Court’s approval to honor obligations under our restructuring agreement with Sopris. We are confident that Sopris’ support and the approval of our DIP financing will significantly accelerate Movie Gallery’s emergence from bankruptcy protection.”

Mr. Malugen concluded, “We appreciate the ongoing support of our loyal customers, trusted business partners and dedicated partners and associates as we work through our financial restructuring.”

As previously announced, the Company and its domestic subsidiaries filed voluntary Chapter 11 petitions in the Bankruptcy Court on October 16, 2007. The main case has been assigned case number 07-33849. Additional information about Movie Gallery’s restructuring is available at the Company’s website www.moviegallery.com or via the Company’s restructuring information line, 888-647-1730. For access to Court documents and other general information about the Chapter 11 cases, please visit www.kccllc.net/moviegallery.

About Movie Gallery

The Company is the second largest North American video rental company with approximately 3,955 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video and Game Crazy. Since Movie Gallery’s initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website: www.moviegallery.com.

Forward-looking Statements

This press release, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to operate subject to the terms of the DIP financing facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases including a plan consistent with the terms set forth in the restructuring term sheet; (v) risks associated with a termination of the agreement and financing availability; (vi) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (viii) the Company’s ability to maintain contracts and leases that are critical to its operations; (ix) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (x) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (xi) the ability of the Company to attract, motivate and/or retain key executives and associates; (xii) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xiii) increased competition in the video and game rental and sale industry. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan or plans of reorganization could result in holders of Movie Gallery’s common stock or other equity interests and claims relating to prepetition liabilities receiving no distribution on account of their interest and cancellation of their interests and their claims and cancellation of their claims. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that certain creditors or equity holders do not receive or retain property on account of their claims or equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock and claims to be highly speculative and cautions equity holders that the stock and creditors that the claims may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Movie Gallery’s common stock or other equity interest or any claims relating to pre-petition liabilities.

Contacts:

Analysts and Investors: Thomas Johnson, Movie Gallery, Inc., 334-702-2400

Media: Andrew B. Siegel or Meaghan A. Repko of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449

###